     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1996

                                                      Registration No. 333-04595
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 4

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                       ALTERNATIVE LIVING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                            8361                           39-1771281
 (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
     of incorporation or           Classification Code Number)           Identification No.)
         organization)
             450 N. SUNNYSLOPE ROAD                                  WILLIAM F. LASKY
                   SUITE 300                                ALTERNATIVE LIVING SERVICES, INC.
          BROOKFIELD, WISCONSIN 53005                       450 N. SUNNYSLOPE ROAD, SUITE 300
                 (414) 789-9565                                BROOKFIELD, WISCONSIN 53005
  (Address, including zip code, and telephone                         (414) 789-9565
           number, including area code, of               (Name, address, including zip code, and
      registrant's principal executive offices)      telephone number, including area code, of agent
                                                                       for service)
                                             Copies to:
               ALAN C. LEET, ESQ.                               CHRISTOPHER M. KELLY, ESQ.
                ROGERS & HARDIN                                 JONES, DAY, REAVIS & POGUE
                2700 CAIN TOWER                                        NORTH POINT
           229 PEACHTREE STREET, N.E.                              901 LAKESIDE AVENUE
             ATLANTA, GEORGIA 30303                               CLEVELAND, OHIO 44114
                 (404) 522-4700                                       (216) 586-1238

                             ---------------------
        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
                             ---------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM PROPOSED MAXIMUM
        TITLE OF EACH                               OFFERING PRICE    AGGREGATE       AMOUNT OF
     CLASS OF SECURITIES           AMOUNT TO BE          PER           OFFERING      REGISTRATION
      TO BE REGISTERED             REGISTERED(1)       SHARE(2)         PRICE           FEE(3)
- ---------------------------------------------------------------------------------------------------
Common Stock $.01 par
  value......................    6,900,000 shares       $18.00       $124,200,000      $42,828
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------

(1) Includes 900,000 shares to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(3) $42,828 previously paid.

                             --------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       ALTERNATIVE LIVING SERVICES, INC.

                    CROSS REFERENCE SHEET FURNISHED PURSUANT
                        TO ITEM 501(B) OF REGULATION S-K

            FORM S-1 ITEM NUMBER AND HEADING                PROSPECTUS CAPTION OR PAGE
       -------------------------------------------  -------------------------------------------
 1.    Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus...  Outside Front Cover Page of Prospectus
 2.    Inside Front and Outside Back Cover Pages
         of Prospectus............................  Inside Front and Outside Back Cover Pages
                                                    of Prospectus
 3.    Summary Information, Risk Factors and Ratio
         of Earnings to Fixed Charges.............  Prospectus Summary, Risk Factors
 4.    Use of Proceeds............................  Use of Proceeds
 5.    Determination of Offering Price............  Risk Factors, Underwriting
 6.    Dilution...................................  Dilution
 7.    Selling Security Holders...................  Principal and Selling Stockholders
 8.    Plan of Distribution.......................  Outside Front Cover Page of Prospectus,
                                                      Underwriting
 9.    Description of Securities to be
         Registered...............................  Description of Capital Stock
10.    Interests of Named Experts and Counsel.....  Legal Matters
11.    Information with Respect to the
         Registrant...............................  Prospectus Summary, Risk Factors, Use of
                                                      Proceeds, Dividend Policy,
                                                      Capitalization, Pro Forma Financial
                                                      Information, Selected Consolidated
                                                      Financial Data, Management's Discussion
                                                      and Analysis of Financial Condition and
                                                      Results of Operations, Business,
                                                      Management, History and Organization,
                                                      Principal and Selling Stockholders,
                                                      Certain Relationships and Related
                                                      Transactions, Description of Capital
                                                      Stock, Shares Eligible for Future Sale,
                                                      Additional Information, Consolidated
                                                      Financial Statements
12.    Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities..............................                       *

- ---------------

* Not applicable or answer thereto is negative.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, and all such expenses will be borne by the Registrant. All amounts are estimates except for the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. ("NASD") filing fee.

SEC Registration Fee.............................................................  $   42,828
NASD Fee.........................................................................      12,920
AMEX Listing Fee.................................................................      42,500
Printing and Mailing Expenses....................................................     350,000
Legal Fees and Expenses..........................................................     560,000
Accounting Fees and Expenses.....................................................     375,000
Transfer Agent's Fees and Expenses...............................................       3,500
Blue Sky Fees and Expenses.......................................................      40,000
Miscellaneous Expenses...........................................................     173,252
                                                                                   ----------
          Total..................................................................  $1,600,000
                                                                                    =========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation's best interest, and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders of the corporation. Notwithstanding the foregoing, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The Restated Certificate of Incorporation and the Restated Bylaws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

     The form of Underwriting Agreement attached hereto as Exhibit 1.1, which provides for, among other things, the Registrant's sale to the Underwriters of the securities being registered herein, will obligate the Underwriters to indemnify the Registrant and Registrant's officers and directors against certain liabilities under the Securities Act of 1933.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In connection with the Company's initial capitalization on December 14, 1993, the Company issued 975,151 shares of Common Stock to Evergreen Healthcare, Inc., a Georgia corporation ("Evergreen"), 456,763 shares of Common Stock to Care Living Centers, Inc., a Wisconsin corporation, and 380,636 shares of Common Stock to Dr. Kraig E. Lorenzen. These securities were issued without registration under the Securities Act in reliance upon the exemption in Section 4(2) of the Securities Act.

     On May 24, 1995, the Company issued 4,302,994 shares of Common Stock to Alternative Living Investors, L.L.C., a Delaware limited liability company, pursuant to the Company's 1995 recapitalization transaction for $20,000,000 and 917,151 shares of Common Stock to Evergreen pursuant to a September 21, 1994 capital call for $2,677,342. These securities were issued without registration under the Securities Act in reliance upon the exemption in Section 4(2) of the Securities Act.

     On January 25, 1996 in connection with the Company's acquisition of all of the outstanding capital stock of Heartland Retirement Services, Inc., a Wisconsin corporation ("Heartland"), the Company issued an aggregate of 207,899 shares of Common Stock to Heartland Development Corporation, a Wisconsin corporation, and Douglas A. Hennig, the sole shareholders of Heartland (the "Heartland Acquisition"). These securities were issued without registration under the Securities Act in reliance upon the exemption in Section 4(2) of the Securities Act. In addition, pursuant to the terms of the employment agreement entered into by and between the Company and Mr. Hennig as part of the Heartland Acquisition, the Company issued 53,525 shares of Common Stock to Mr. Hennig for $248,748.12 and the Company granted Mr. Hennig an option to acquire an aggregate of 41,580 shares of Common Stock. These securities were issued without registration under the Securities Act in reliance upon the exemption in Section 4(2) of the Securities Act.

     On May 24, 1996, the Company issued 322,706 shares of Common Stock for $1,500,583.00 to Assisted Living Equity Investors, a New York general partnership, ("ALE"), pursuant to the terms of a Stock Purchase Agreement dated as of May 22, 1996 by and between the Company and Pioneer. These securities were issued without registration under the Securities Act in reliance upon the exemption in Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act.

     On May 24, 1996, the Company issued 107,575 shares of Common Stock for $500,023.75 to Petty, Kneen & Company, L.L.C. ("PK & Co."), a Delaware limited liability company organized by William G. Petty, Jr. and John W. Kneen, the Chairman of the Board and the Chief Financial Officer of the Company, respectively, pursuant to the terms of the Purchase Agreement dated as of May 22, 1996 by and between the Company and PK & Co. These securities were issued without registration under the Securities Act in reliance upon the exemption in Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act.

     On May 24, 1996 in connection with the merger of Alternative Living Services -- Midwest Inc. ("ALS-Midwest") with and into ALS Acquisition Corp., a wholly-owned subsidiary of the Company, the Company issued an aggregate of 57,512 shares of Common Stock to Water Cliff Limited Partnership, Michael J. Damone and the Michael G. Damone Trust dated November 4, 1969, the sole shareholders of ALS-Midwest other than the Company. These securities were issued without registration under the Securities Act in reliance upon the exemption in Rule 504 of Regulation D promulgated pursuant to Section 3(b) of the Securities Act and in reliance upon the exemption in Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act.

     On May 24, 1996 in connection with the acquisition by the Company of all of the limited partnership interests in five Michigan limited partnerships not already held by the Company or by ALS-Midwest pursuant to the terms of the Limited Partner Interest Purchase Agreement by and among the Company, ALS-Midwest, Lionel S. Margolick and the limited partners named therein dated as of May 20, 1996, the Company issued an aggregate of 115,024 shares of Common Stock. These securities were issued without registration under the Securities Act in reliance upon the exemption in Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act.

     On May 24, 1996 in connection with the merger of New Crossing International Corporation, a Nevada corporation ("Crossings"), with and into the Company pursuant to the Agreement and Plan of Merger by and between the Company, Crossings and Capital Consultants, Inc. dated as of May 22, 1996, the Company issued and aggregate of 2,007,049 shares of Common Stock to the shareholders of Crossings. These securities were issued without registration under the Securities Act in reliance upon the exemption in Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

     The following exhibits are filed pursuant to Item 601 of Regulation S-K.


  EXHIBIT
    NO.                                            DESCRIPTION
  -------       ----------------------------------------------------------------------------------
     1.1*   --  Form of Underwriting Agreement.
     3.1    --  Restated Certificate of Incorporation of Registrant.
     3.2    --  Restated Bylaws of Registrant.
     4.1    --  See Articles Four, Six, Seven, Eight, Nine, Ten and Eleven of the Company's
                Restated Certificate of Incorporation filed as Exhibit 3.1 to this Registration
                Statement and Articles 2, 3, 5, 7 and 8 of the Company's Restated Bylaws filed as
                Exhibit 3.2 to this Registration Statement.
     4.2*   --  Form of Common Stock certificate.
     5.1    --  Opinion and Consent of Rogers & Hardin.
    10.1    --  Stock Purchase Agreement dated as of May 22, 1996 by and between Assisted Living
                Equity Investors and the Company.
    10.2    --  Services Agreement effective as of January 1, 1996 by and between Petty, Kneen &
                Company, L.L.C. and the Company.
    10.3    --  Purchase Agreement dated as of May 22, 1996 by and between Petty, Kneen & Company,
                L.L.C. and the Company.
    10.4    --  Agreement and Plan of Merger among the Company, ALS Acquisition Corp., Alternative
                Living Services-Midwest Inc. and the shareholders of Alternative Living
                Services-Midwest Inc. dated as of May 20, 1996.
    10.5    --  Limited Partner Interest Purchase Agreement by and among the Company, Alternative
                Living Services-Midwest Inc., Lionel S. Margolick and the Limited Partners
                referenced herein dated as of May 20, 1996.
    10.6    --  Agreement and Plan of Merger dated as of May 22, 1996 between the Company, New
                Crossings International Corporation and Capital Consultants, Inc.
    10.7    --  Services Agreement by and between Richard W. Boelhke and the Company dated as of
                May 23, 1996.
    10.8    --  Employment Agreement by and between D. Lee Field and the Company dated as of May
                23, 1996.
    10.9    --  Employment Agreement by and between David M. Boitano and the Company dated as of
                May 23, 1996.
   10.10    --  Amended and Restated Alternative Living Services, Inc. 1995 Incentive Compensation
                Plan.
   10.11    --  Employment Agreement by and between G. Faye Godwin and the Company dated as of May
                23, 1996.

  EXHIBIT
    NO.                                            DESCRIPTION
  -------       ----------------------------------------------------------------------------------
   10.12    --  Employment Agreement by and between Douglas A. Hennig and the Company dated as of
                January 25, 1996, as amended.
   10.13    --  Employment Agreement by and between William F. Lasky and the Company dated as of
                December 14, 1993, as amended.
   10.14    --  Recapitalization Agreement dated as of May 23, 1995 by and among the Company,
                Evergreen Healthcare, Inc., Care Living Centers, Inc., William F. Lasky, David
                Burr, Kraig E. Lorenzen and Alternative Living Investors, L.L.C.
   10.15    --  Stock Purchase Agreement among Heartland Retirement Services, Inc., the shareholders of Heartland Retirement Services, Inc. and the Company dated as of
                January 25, 1996.
   10.16    --  Loan Agreement dated as of January 25, 1996 by and among RDV Capital Management
                L.P. and the Company.
   10.17    --  Lease Agreement between Healthcare REIT, Inc. and the Company dated as of January
                22, 1996 (Clare Bridge of Bradenton).
   10.18    --  Lease Agreement between Healthcare REIT, Inc. and the Company dated as of January
                22, 1996 (Clare Bridge of Sarasota).
   10.19    --  Loan Agreement by and between ALS-Stonefield, Inc. and Healthcare Capital Finance,
                Inc. dated as of August 10, 1995.
   10.20    --  Loan Agreement by and between SouthTrust Bank of Alabama, National Association and the Company dated as of June 19, 1995.
   10.21    --  Reimbursement Agreement dated as of March 29, 1995 by and between Evergreen
                Healthcare, Inc. and the Company.
   10.22    --  Joint Venture Agreement dated as of November 15, 1995 by and between Days
                Development Company, LC and the Company.
   10.23    --  Acquisition Agreement dated as of September 20, 1994 by and between
                CCCI/Northampton Limited Partnership, Continuing Care Concepts, Inc. and the
                Company, as amended.
   10.24    --  Construction Loan and Security Agreement between Clare Bridge of Montgomery and
                Main Line Federal Savings Bank dated as of March 8, 1996.
   10.25    --  Loan Agreement dated as of April 30, 1996 by and between North Pointe-Utica
                Limited Partnership and GMAC Commercial Mortgage Corporation.
   10.26    --  Loan Agreement dated as of April 30, 1996 by and between Six Mile/Abby Limited
                Partnership and GMAC Commercial Mortgage Corporation.
   10.27    --  Construction Loan and Security Agreement between Clare Bridge of Lower Makefield and Main Line Federal Savings Bank dated as of November 20, 1995.
   10.28    --  Lease Agreement by and between Badger II Limited Partnership and the Company dated as of December 19, 1994, as amended.
   10.29    --  Mortgage and Security Agreement between CCCI/Northampton Limited Partnership and
                Main Line Federal Savings Bank dated as of June 30, 1995.
   10.30    --  Building Loan Agreement by and between Wynwood of Chapel Hill, LLC and Wachovia
                Bank of North Carolina, N.A. dated as of February 29, 1996.
   10.31    --  Lease dated as of February 27, 1996 by and between George Gialamas and the
                Company.
   10.32    --  Assisted Living Consultant and Management Services Agreement by and between
                Alternative Living Services and the Company dated as of December 14, 1993.
   10.33    --  Purchase and Sale Agreement dated as of December 15, 1995 by and between
                Nationwide Health Properties, Inc. and New Crossings International Corporation.
   10.34    --  Schedule of Purchase and Sale Agreements substantially similar to exhibit 10.33.

  EXHIBIT
    NO.                                            DESCRIPTION
  -------       ----------------------------------------------------------------------------------
   10.35    --  Lease and Security Agreement by and between Nationwide Health Properties, Inc. and
                New Crossings International Corporation dated as of December 15, 1995 (the
                Atrium).
   10.36    --  Schedule of Lease and Security Agreements by and between Nationwide Health
                Properties, Inc. and New Crossings International Corporation substantially similar to exhibit 10.35.
   10.37    --  Loan Agreement dated as of October 31, 1988 by and between Forest Grove
                Residential Center Limited Partnership and Oregon Housing Agency, State of Oregon,
                together with Amendment to Loan Agreement for Forest Grove Residential Center
                dated as of August 20, 1995 by and between Oregon Housing Agency, State of Oregon and New Crossings International Corporation.
   10.38    --  Purchase and Sale Agreement dated as of December 15, 1995 by and among Crossing
                International Corporation, New Crossings International Corporation, 2010 Union
                Limited Partnership and Nationwide Health Properties, Inc.
   10.39    --  Assumption Agreement dated as of July 23, 1990 between Albany Residential Center,
                Beaulieu-Draper Limited, the Oregon Housing Agency, State of Oregon and Crossings
                International Corporation.
   10.40    --  Oregon Housing Agency, State of Oregon, Loan Agreement dated as of October 31,
                1988, between Forest Grove Residential Center Limited Partnership and the State of
                Oregon.
   10.41    --  Oregon Housing Agency, State of Oregon, Loan Agreement dated March 22, 1991, between McMinnville Residential Estates Limited Partnership and the State of
                Oregon, Oregon Housing Authority.
   10.42    --  Loan Agreement by and between Nationwide Health Properties, Inc. and 2010 Union
                Limited Partnership dated as of December 15, 1995, as amended.
   10.43    --  Sublease and Security Agreement by and between 2010 Union Limited Partnership and
                New Crossings International Corporation dated as of December 15, 1995.
   10.44    --  Operating Lease dated as of January 1, 1991 by and between Capital Consultants,
                Inc. and Crossings International Corporation as amended.
   10.45    --  Lease dated as of January 10, 1996 between Capital Consultants, Inc. and Crossing
                International Corporation.
   10.46    --  Loan Agreement dated as of June 13, 1991 as amended by and between Capital
                Consultants, Inc. and Crossings International Corporation.
   10.47    --  Real Estate Purchase and Sale Agreement by and between C.J. Case and R.W. Case, II and New Crossings International Corporation dated April 2, 1996.
   10.48    --  Lease and Security Agreement by and between National Health Properties, Inc. and
                New Crossings International Corporation dated March 27, 1996.
   10.49    --  Lease Agreement by and between Wild West Post No. 91 Veterans of Foreign Wars and
                2010 Union Limited Partnership dated December 2, 1985 and amended on April 15,
                1993 and December 1995.
   10.50    --  Sublease Agreement between Franciscan Health Services Northwest and Crossings
                International Corporation dated October 1, 1994.
   10.51    --  Assumption Agreement dated August 30, 1990 by and between Forest Grove Residential
                Center Limited Partnership, Robert Cook and Larry Draper, the Oregon Housing
                Agency and Crossings International Corporation.
   10.52    --  Assumption Agreement dated July 29, 1991 by and between McMinnville Residential
                Estates Limited Partnership, the Oregon Housing Agency and McMinnville Residential
                Center Limited Partnership.

  EXHIBIT
    NO.                                            DESCRIPTION
  -------       ----------------------------------------------------------------------------------
   10.53    --  Assumption Agreement dated December 18, 1995 by and between Crossings
                International Corporation, New Crossings International Corporation, Oregon Housing
                Agency and National Health Properties, Inc. (Albany Residential).
   10.54    --  Schedule of Assumption Agreements substantially similar to exhibit 10.53.
   10.55    --  Lease Approval Agreement dated December 18, 1995 by and between National Health
                Properties, Inc., New Crossings International Corporation and Oregon Housing
                Agency (Albany Residential).
   10.56    --  Schedule of Lease Approval Agreements substantially similar to exhibit 10.55.
   10.57    --  Side Letter Agreement dated December 18, 1995 by Oregon Housing Agency accepted and agreed to by National Health Properties, Inc. and New Crossings International
                Corporation (Albany Residential).
   10.58    --  Schedule of Side Letter Agreements substantially similar to exhibit 10.57.
   10.59    --  Management Agreement dated August 30, 1990 by and between Housing Division, State of Oregon and Crossings International Corporation (Albany Residential).
   10.60    --  Management Agreement dated July 29, 1991 by and between Housing Division, State of
                Oregon, McMinnville Limited Partnership and Crossings International Corporation
                (McMinnville).
   10.61    --  Consent Agreement dated December 1995 by and among Legacy Health Systems,
                Crossings International Corporation and National Health Properties, Inc.
   10.62    --  Sublease and Security Agreement by and between Nationwide Health Properties, Inc.
                and New Crossings International Corporation dated as of December 15, 1995.
   10.63    --  Employment Agreement by and between Thomas E. Komula and the Company dated as of
                July 3, 1996.
   10.64*   --  Promissory Note made by North Schoenherr Limited Partnership, Twelve/Drake Limited
                Partnership and Hamilton House Limited Partnership in the principal amount of
                $8,500,000 dated as of June 28, 1996.
   10.65*   --  Amended and Restated Lease and Security Agreement by and between Nationwide Health
                Properties, Inc. and Alternative Living Services, Inc. dated as of June 18, 1996.
    11.1    --  Statement re Computation of Per Share Earnings.
    21.1    --  Subsidiaries of the Registrant.
    23.1    --  Consent of Rogers & Hardin (included in Exhibit 5.1).
    23.2    --  Consents of KPMG Peat Marwick LLP.
    23.3    --  Consent of Arthur Andersen LLP.
    24.1    --  Power of Attorney.
    27.1    --  Financial Data Schedule (for SEC use only).

* Filed herewith.


- ---------------

     (b) Financial Statement Schedules.

     Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on the 31st day of July, 1996.


                                          ALTERNATIVE LIVING SERVICES, INC.

                                          By: /s/  JOHN W. KNEEN
                                            ------------------------------------
                                            John W. Kneen
                                            Vice President, Treasurer, Chief
                                              Financial Officer and Secretary
                                            (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                  TITLE                     DATE
- ---------------------------------------------  ---------------------------------  --------------
                          *                    President, Chief Executive         July 31, 1996
- ---------------------------------------------  Officer and Director (Principal
William F. Lasky                               Executive Officer)

          /s/  JOHN W. KNEEN                   Vice President, Treasurer, Chief   July 31, 1996
- ---------------------------------------------  Financial Officer and Secretary
John W. Kneen                                  (Principal Financial Officer)

                          *                    Vice President and Controller      July 31, 1995
- ---------------------------------------------  (Principal Accounting Officer)
Mary Lou Austin

                          *                    Chairman of the Board and          July 31, 1996
- ---------------------------------------------  Director
William G. Petty, Jr.

                          *                    Vice Chairman and Director         July 31, 1996
- ---------------------------------------------
Richard W. Boelhke

                          *                    Director                           July 31, 1996
- ---------------------------------------------
Gene E. Burleson

                          *                    Director                           July 31, 1996
- ---------------------------------------------
Robert Haveman

                          *                    Director                           July 31, 1996
- ---------------------------------------------
Ronald G. Kenny

                          *                    Director                           July 31, 1996
- ---------------------------------------------
Jerry L. Tubergen

By:         /s/  JOHN W. KNEEN                                                    July 31, 1996
    -----------------------------------------
    John W. Kneen,
    as Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                         SEQUENTIALLY
  EXHIBIT                                                                                  NUMBERED
    NO.                                       DESCRIPTION                                  PAGE NO.
  -------       ------------------------------------------------------------------------ ------------
    1.1*     -- Form of Underwriting Agreement. ........................................
    3.1      -- Restated Certificate of Incorporation of Registrant. ...................
    3.2      -- Restated Bylaws of Registrant. .........................................
    4.1      -- See Articles Four, Six, Seven, Eight, Nine, Ten and Eleven of the
                Company's Restated Certificate of Incorporation filed as Exhibit 3.1 to this Registration Statement and Articles 2, 3, 5, 7 and 8 of the
                Company's Restated Bylaws filed as Exhibit 3.2 to this Registration
                Statement. .............................................................
    4.2*     -- Form of Common Stock certificate. ......................................
    5.1      -- Opinion and Consent of Rogers & Hardin. ................................
   10.1      -- Stock Purchase Agreement dated as of May 22, 1996 by and between
                Assisted Living Equity Investors and the Company. ......................
   10.2      -- Services Agreement effective as of January 1, 1996 by and between Petty,
                Kneen & Company, L.L.C. and the Company. ...............................
   10.3      -- Purchase Agreement dated as of May 22, 1996 by and between Petty, Kneen
                & Company, L.L.C. and the Company. .....................................
   10.4      -- Agreement and Plan of Merger among the Company, ALS Acquisition Corp.,
                Alternative Living Services-Midwest Inc. and the shareholders of
                Alternative Living Services-Midwest Inc. dated as of May 20, 1996. .....
   10.5      -- Limited Partner Interest Purchase Agreement by and among the Company,
                Alternative Living Services-Midwest Inc., Lionel S. Margolick and the
                Limited Partners referenced herein dated as of May 20, 1996. ...........
   10.6      -- Agreement and Plan of Merger dated as of May 22, 1996 between the
                Company, New Crossings International Corporation and Capital
                Consultants, Inc. ......................................................
   10.7      -- Services Agreement by and between Richard W. Boelhke and the Company dated as of May 23, 1996. ..............................................
   10.8      -- Employment Agreement by and between D. Lee Field and the Company dated as of May 23, 1996. ....................................................
   10.9      -- Employment Agreement by and between David M. Boitano and the Company dated as of May 23, 1996. ..............................................
   10.10     -- Amended and Restated Alternative Living Services, Inc. 1995 Incentive
                Compensation Plan. .....................................................
   10.11     -- Employment Agreement by and between G. Faye Godwin and the Company dated as of May 23, 1996......................................................
   10.12     -- Employment Agreement by and between Douglas A. Hennig and the Company dated as of January 25, 1996, as amended................................
   10.13     -- Employment Agreement by and between William F. Lasky and the Company dated as of December 14, 1993, as amended...............................
   10.14     -- Recapitalization Agreement dated as of May 23, 1995 by and among the
                Company, Evergreen Healthcare, Inc., Care Living Centers, Inc., William
                F. Lasky, David Burr, Kraig E. Lorenzen and Alternative Living
                Investors, L.L.C........................................................
   10.15     -- Stock Purchase Agreement among Heartland Retirement Services, Inc., the shareholders of Heartland Retirement Services, Inc. and the Company
                dated as of January 25, 1996............................................

                                                                                         SEQUENTIALLY
  EXHIBIT                                                                                  NUMBERED
    NO.                                       DESCRIPTION                                  PAGE NO.
  -------       ------------------------------------------------------------------------ ------------
   10.16     -- Loan Agreement dated as of January 25, 1996 by and among RDV Capital
                Management L.P. and the Company.........................................
   10.17     -- Lease Agreement between Healthcare REIT, Inc. and the Company dated as of January 22, 1996 (Clare Bridge of Bradenton).........................
   10.18     -- Lease Agreement between Healthcare REIT, Inc. and the Company dated as of January 22, 1996 (Clare Bridge of Sarasota)..........................
   10.19     -- Loan Agreement by and between ALS-Stonefield, Inc. and Healthcare
                Capital Finance, Inc. dated as of August 10, 1995.......................
   10.20     -- Loan Agreement by and between SouthTrust Bank of Alabama, National
                Association and the Company dated as of June 19, 1995...................
   10.21     -- Reimbursement Agreement dated as of March 29, 1995 by and between
                Evergreen Healthcare, Inc. and the Company..............................
   10.22     -- Joint Venture Agreement dated as of November 15, 1995 by and between
                Days Development Company, LC and the Company............................
   10.23     -- Acquisition Agreement dated as of September 20, 1994 by and between
                CCCI/Northampton Limited Partnership, Continuing Care Concepts, Inc. and
                the Company, as amended.................................................
   10.24     -- Construction Loan and Security Agreement between Clare Bridge of
                Montgomery and Main Line Federal Savings Bank dated as of March 8,
                1996....................................................................
   10.25     -- Loan Agreement dated as of April 30, 1996 by and between North
                Pointe-Utica Limited Partnership and GMAC Commercial Mortgage
                Corporation.............................................................
   10.26     -- Loan Agreement dated as of April 30, 1996 by and between Six Mile/Abby
                Limited Partnership and GMAC Commercial Mortgage Corporation............
   10.27     -- Construction Loan and Security Agreement between Clare Bridge of
                Lower Makefield and Main Line Federal Savings Bank dated as of November
                20, 1995................................................................
   10.28     -- Lease Agreement by and between Badger II Limited Partnership and the
                Company dated as of December 19, 1994, as amended.......................
   10.29     -- Mortgage and Security Agreement between CCCI/Northampton Limited
                Partnership and Main Line Federal Savings Bank dated as of June 30,
                1995....................................................................
   10.30     -- Building Loan Agreement by and between Wynwood of Chapel Hill, LLC and
                Wachovia Bank of North Carolina, N.A. dated as of February 29, 1996.....
   10.31     -- Lease dated as of February 27, 1996 by and between George Gialamas and the Company.............................................................
   10.32     -- Assisted Living Consultant and Management Services Agreement by and
                between Alternative Living Services and the Company dated as of December
                14, 1993................................................................
   10.33     -- Purchase and Sale Agreement dated as of December 15, 1995 by and between
                Nationwide Health Properties, Inc. and New Crossings International
                Corporation.............................................................
   10.34     -- Schedule of Purchase and Sale Agreements substantially similar to exhibit 10.33...........................................................
   10.35     -- Lease and Security Agreement by and between Nationwide Health
                Properties, Inc. and New Crossings International Corporation dated as of
                December 15, 1995 (the Atrium)..........................................

                                                                                         SEQUENTIALLY
  EXHIBIT                                                                                  NUMBERED
    NO.                                       DESCRIPTION                                  PAGE NO.
  -------       ------------------------------------------------------------------------ ------------
   10.36     -- Schedule of Lease and Security Agreements by and between Nationwide
                Health Properties, Inc. and New Crossings International Corporation
                substantially similar to exhibit 10.35..................................
   10.37     -- Loan Agreement dated as of October 31, 1988 by and between Forest Grove
                Residential Center Limited Partnership and Oregon Housing Agency, State
                of Oregon, together with Amendment to Loan Agreement for Forest Grove
                Residential Center dated as of August 20, 1995 by and between Oregon
                Housing Agency, State of Oregon and New Crossings International
                Corporation.............................................................
   10.38     -- Purchase and Sale Agreement dated as of December 15, 1995 by and among
                Crossing International Corporation, New Crossings International
                Corporation, 2010 Union Limited Partnership and Nationwide Health
                Properties, Inc.........................................................
   10.39     -- Assumption Agreement dated as of July 23, 1990 between Albany
                Residential Center, Beaulieu-Draper Limited, the Oregon Housing Agency,
                State of Oregon and Crossings International Corporation.................
   10.40     -- Oregon Housing Agency, State of Oregon, Loan Agreement dated as of
                October 31, 1988, between Forest Grove Residential Center Limited
                Partnership and the State of Oregon.....................................
   10.41     -- Oregon Housing Agency, State of Oregon, Loan Agreement dated March 22,
                1991, between McMinnville Residential Estates Limited Partnership and
                the State of Oregon, Oregon Housing Authority...........................
   10.42     -- Loan Agreement by and between Nationwide Health Properties, Inc. and
                2010 Union Limited Partnership dated as of December 15, 1995, as amended.................................................................
   10.43     -- Sublease and Security Agreement by and between 2010 Union Limited
                Partnership and New Crossings International Corporation dated as of
                December 15, 1995.......................................................
   10.44     -- Operating Lease dated as of January 1, 1991 by and between Capital
                Consultants, Inc. and Crossings International Corporation as amended....
   10.45     -- Lease dated as of January 10, 1996 between Capital Consultants, Inc. and
                Crossing International Corporation......................................
   10.46     -- Loan Agreement dated as of June 13, 1991 as amended by and between
                Capital Consultants, Inc. and Crossings International Corporation.......
   10.47     -- Real Estate Purchase and Sale Agreement by and between C.J. Case and
                R.W. Case, II and New Crossings International Corporation dated April 2,
                1996....................................................................
   10.48     -- Lease and Security Agreement by and between National Health Properties,
                Inc. and New Crossings International Corporation dated March 27,
                1996....................................................................
   10.49     -- Lease Agreement by and between Wild West Post No. 91 Veterans of Foreign
                Wars and 2010 Union Limited Partnership dated December 2, 1985 and amended on April 15, 1993 and December 1995.............................
   10.50     -- Sublease Agreement between Franciscan Health Services Northwest and
                Crossings International Corporation dated October 1, 1994...............
   10.51     -- Assumption Agreement dated August 30, 1990 by and between Forest Grove
                Residential Center Limited Partnership, Robert Cook and Larry Draper,
                the Oregon Housing Agency and Crossings International Corporation.......
   10.52     -- Assumption Agreement dated July 29, 1991 by and between McMinnville
                Residential Estates Limited Partnership, the Oregon Housing Agency and
                McMinnville Residential Center Limited Partnership......................

                                                                                         SEQUENTIALLY
  EXHIBIT                                                                                  NUMBERED
    NO.                                       DESCRIPTION                                  PAGE NO.
  -------       ------------------------------------------------------------------------ ------------
   10.53     -- Assumption Agreement dated December 18, 1995 by and between Crossings
                International Corporation, New Crossings International Corporation,
                Oregon Housing Agency and National Health Properties, Inc. (Albany
                Residential)............................................................
   10.54     -- Schedule of Assumption Agreements substantially similar to exhibit
                10.53...................................................................
   10.55     -- Lease Approval Agreement dated December 18, 1995 by and between National
                Health Properties, Inc., New Crossings International Corporation and
                Oregon Housing Agency (Albany Residential)..............................
   10.56     -- Schedule of Lease Approval Agreements substantially similar to exhibit
                10.55...................................................................
   10.57     -- Side Letter Agreement dated December 18, 1995 by Oregon Housing Agency accepted and agreed to by National Health Properties, Inc. and New
                Crossings International Corporation (Albany Residential)................
   10.58     -- Schedule of Side Letter Agreements substantially similar to exhibit
                10.57...................................................................
   10.59     -- Management Agreement dated August 30, 1990 by and between Housing
                Division, State of Oregon and Crossings International Corporation
                (Albany Residential)....................................................
   10.60     -- Management Agreement dated July 29, 1991 by and between Housing
                Division, State of Oregon, McMinnville Limited Partnership and Crossings
                International Corporation (McMinnville).................................
   10.61     -- Consent Agreement dated December 1995 by and among Legacy Health
                Systems, Crossings International Corporation and National Health
                Properties, Inc.........................................................
   10.62     -- Sublease and Security Agreement by and between Nationwide Health
                Properties, Inc. and New Crossings International Corporation dated as of
                December 15, 1995.......................................................
   10.63     -- Employment Agreement by and between Thomas E. Komula and the Company dated as of July 3, 1996................................................
   10.64*    -- Promissory Note made by North Schoenherr Limited Partnership,
                Twelve/Drake Limited Partnership and Hamilton House Limited Partnership
                in the principal amount of $8,500,000 dated as of June 28, 1996.........
   10.65*    -- Amended and Restated Lease and Security Agreement by and between
                Nationwide Health Properties, Inc. and Alternative Living Services, Inc.
                dated as of June 18, 1996...............................................
   11.1      -- Statement re Computation of Per Share Earnings..........................
   21.1      -- Subsidiaries of the Registrant..........................................
   23.1      -- Consent of Rogers & Hardin (included in Exhibit 5.1)....................
   23.2      -- Consents of KPMG Peat Marwick LLP.......................................
   23.3      -- Consent of Arthur Andersen LLP..........................................
   24.1      -- Power of Attorney.......................................................
   27.1      -- Financial Data Schedule (for SEC use only)..............................

* Filed herewith.